Exhibit 99.1

Flywire Reports First Quarter 2024 Financial Results

First Quarter Revenue Increased 21% Year-over-Year

First Quarter Revenue Less Ancillary Services Increased 24% Year-over-Year

Company Provides Second Quarter and Fiscal-Year 2024 Outlook

Boston, MA – May 7, 2024: Flywire Corporation (Nasdaq: FLYW) (“Flywire” or the “Company”) a global payments enablement and software company, today reported financial results for its first quarter ended March 31, 2024.

“We are pleased with our 2024 first quarter results, where we signed more than 200 new clients, the highest the company has signed in a quarter,” said Mike Massaro, CEO of Flywire. “This solid start to our year reflects the strength and resilience of our global and diversified business and underscores the penetration opportunity we have in the end markets we serve. Looking ahead, I remain confident that our focus on optimizing our Go-To-Market capabilities, expanding our Flywire Advantage and strengthening our FlyMate community will position us well for the future.”

First Quarter 2024 Financial Highlights:

GAAP Results

•	Revenue increased 21% to $114.1 million in the first quarter of 2024, compared to $94.4 million in the first quarter of 2023.

•

Gross Profit increased to $70.4 million, resulting in Gross Margin of 61.7%, for the first quarter of 2024, compared to Gross Profit of $58.3 million and Gross Margin of 61.8% in the first quarter of 2023.

•	Net loss was $6.2 million in the first quarter of 2024, compared to net loss of $3.7 million in the first quarter of 2023.

Key Operating Metrics and Non-GAAP Results

•	Total Payment Volume increased 23% to $7.0 billion in the first quarter of 2024, compared to $5.7 billion in the first quarter of 2023.

•

Revenue Less Ancillary Services increased 24% to $110.2 million in the first quarter of 2024, compared to $89.1 million in the first quarter of 2023. Revenue Less Ancillary Services in the first quarter of 2024 was estimated to be unfavorably impacted by changes in foreign exchange rates between December 31, 2023 and March 31, 2024 by approximately $1.2 million.

•

Adjusted Gross Profit increased to $71.9 million, resulting in Adjusted Gross Margin of 65.2% in the first quarter of 2024, compared to Adjusted Gross Profit of $59.9 million and Adjusted Gross Margin of 67.2% in the first quarter of 2023.

•	Adjusted EBITDA increased to $13.2 million in the first quarter of 2024, compared to $7.0 million in the first quarter of 2023.

First Quarter 2024 Business Highlights:

•	Signed more than 200 new clients, the highest the company has signed in a quarter, and Flywire now supports more than 4,000 clients globally.

•	In the company’s travel vertical, signed a historical high of projected ARR in a single quarter.

•	Strengthened management team with appointment of Cosmin Pitigoi as Chief Financial Officer.

•	Integrated with State Bank of India (SBI), India’s largest public sector bank, to digitize education payments from the region.

•	Signed partnership with VTEX, a digital commerce platform in Latin America, to deliver an integrated digital payment experience to higher education institutions across Latin America.

Second Quarter and Fiscal-Year 2024 Outlook:

“I am excited by the culture and the long term growth opportunity at Flywire. It’s clear that our four verticals are at a very early stage in truly automating their payments capabilities, and we are uniquely positioned to capture share with our ‘software drives value in payments’ approach,” said Cosmin Pitigoi, CFO of Flywire. “For Fiscal-Year 2024 we are maintaining our top line growth expectations on a constant currency basis and our Adjusted EBITDA margin expansion expectations remain in line with prior guidance at approximately 320 basis points. Second quarter guidance is adjusted for foreign exchange impacts and a shift in expectations related to our Canadian education business.”

Based on information available as of May 7, 2024, Flywire anticipates the following results for the second quarter and Fiscal-Year 2024.

Fiscal-Year 2024*
Revenue	$491 to $519 million
Revenue Less Ancillary Services	$478 to $498 million
Adjusted EBITDA**	$64 to $75 million

Second Quarter 2024*
Revenue	$99 to $108 million
Revenue Less Ancillary Services	$96 to $104 million
Adjusted EBITDA**	$1 to $4 million

*	The Company has assumed foreign exchange rates prevailing as of March 31, 2024.
**

Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock.

These statements are forward-looking and actual results may differ materially. Refer to the “Safe Harbor Statement” below for information on the factors that could cause Flywire’s actual results to differ materially from these forward-looking statements.

Conference Call

The Company will host a conference call to discuss first quarter 2024 financial results today at 5:00 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO, and Cosmin Pitigoi, CFO. The conference call can be accessed live via webcast from the Company’s investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Key Operating Metrics and Non-GAAP Financial Measures

Flywire uses non-GAAP financial measures to supplement financial information presented on a GAAP basis. The Company believes that excluding certain items from its GAAP results allows management to better understand its consolidated financial performance from period to period and better project its future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Flywire believes these non-GAAP financial measures provide its stakeholders with useful information to help them evaluate the Company’s operating results by facilitating an enhanced understanding of the Company’s operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Flywire’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Flywire’s industry, may calculate non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes.

Flywire uses supplemental measures of its performance which are derived from its consolidated financial information, but which are not presented in its consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

•

Revenue Less Ancillary Services. Revenue Less Ancillary Services represents the Company’s consolidated revenue in accordance with GAAP after excluding (i) pass-through cost for printing and mailing services and (ii) marketing fees. The Company excludes these amounts to arrive at this supplemental non-GAAP financial measure as it views these services as ancillary to the primary services it provides to its clients.

•

Adjusted Gross Profit and Adjusted Gross Margin. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services, (ii) offset marketing fees against costs incurred and (iii) exclude depreciation and amortization, including accelerated amortization on the impairment of customer set-up costs tied to technology integration. Adjusted Gross Margin represents Adjusted Gross Profit divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of Gross Margin with a useful measure of the gross margin of the Company’s payment-related services, which are the primary services it provides to its clients.

•

Adjusted EBITDA. Adjusted EBITDA represents EBITDA further adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) the impact from the change in fair value measurement for contingent consideration associated with acquisitions,(iii) gain (loss) from the remeasurement of foreign currency, (iv) indirect taxes related to intercompany activity, (v) acquisition related transaction costs, if applicable, and (vi) employee retention costs, such as incentive compensation, associated with acquisition activities. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of the Company’s business.

•

Revenue Less Ancillary Services at Constant Currency. Revenue Less Ancillary Services at Constant Currency represents Revenue Less Ancillary Services adjusted to show presentation on a constant currency basis. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. Flywire analyzes Revenue Less Ancillary Services on a constant currency basis to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

•

Non-GAAP Operating Expenses - Non-GAAP Operating Expenses represents GAAP Operating Expenses adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) depreciation and amortization, (iii) acquisition related transaction costs, if applicable, (iv) employee retention costs, such as incentive compensation, associated with acquisition activities and (v) the impact from the change in fair value measurement for contingent consideration associated with acquisitions.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the Company’s revenue, gross profit, gross margin, net income (loss) or operating expenses prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of Revenue Less Ancillary Services, Revenue Less Ancillary Services at Constant Currency, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA and Non-GAAP Operating Expenses to the most directly comparable GAAP financial measure are presented below. Flywire encourages you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, Flywire may exclude such items and may incur income and expenses similar to these excluded items. Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because it is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock.

About Flywire

Flywire is a global payments enablement and software company. Flywire combines its proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for its clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports more than 4,000 clients with diverse payment methods in more than 140 currencies across 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA with additional offices around the globe. For more information, visit www.flywire.com. Follow Flywire on X (formerly known as Twitter), LinkedIn and Facebook.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding Revenue, Revenue Less Ancillary Services, and Adjusted EBITDA and foreign exchange rates. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: Flywire’s ability to execute its business plan and effectively manage its growth; Flywire’s cross-border expansion plans and ability to expand internationally; anticipated trends, growth rates, and challenges in Flywire’s business and in the markets in which Flywire operates; the sufficiency of Flywire’s cash and cash equivalents to meet its liquidity needs; political, economic, foreign currency exchange rate, inflation, legal, social and health risks, that may affect Flywire’s business or the global economy; Flywire’s beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including financial institutions and strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; recent and future acquisitions or investments in complementary companies, products, services, or technologies; Flywire’s ability to enter new client verticals, including its relatively new business-to-business sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding litigation and legal and regulatory matters; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; economic and industry trends, projected growth, or trend analysis; Flywire’s ability to adapt to changes in U.S. federal income or other tax laws or the interpretation of tax laws, including the Inflation Reduction Act of 2022; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the increased expenses associated with being a public company; the future market price of Flywire’s common stock; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2023, which is on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, expected to be filed with the SEC in the second quarter of 2024. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Investor Relations:

Akil Hollis

ir@Flywire.com

Media:

Sarah King

Sarah.King@Flywire.com

Prosek Partners

pro-flywire@prosek.com

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited) (Amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$114,103	$94,357
Costs and operating expenses:
Payment processing services costs	41,650	33,855
Technology and development	16,737	14,523
Selling and marketing	30,083	24,434
General and administrative	31,596	28,113

Total costs and operating expenses	120,066	100,925

Loss from operations	$(5,963)	$(6,568)

Other income (expense):
Interest expense	(142)	(103)
Interest income	5,879	1,935
Gain (loss) from remeasurement of foreign currency	(4,376)	1,470

Total other income (expense), net	1,361	3,302

Loss before provision for income taxes	(4,602)	(3,266)
Provision for income taxes	1,615	417

Net Loss	$(6,217)	$(3,683)
Foreign currency translation adjustment	(1,361)	(367)

Comprehensive loss	$(7,578)	$(4,050)

Net loss attributable to common stockholders - basic and diluted	$(6,217)	$(3,683)

Net loss per share attributable to common stockholders - basic and diluted	$(0.05)	$(0.03)

Weighted average common shares outstanding - basic and diluted	123,143,343	109,787,528

Condensed Consolidated Balance Sheets

(Unaudited) (Amounts in thousands, except share amounts)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$619,014	$654,608
Accounts receivable, net	19,688	18,215
Unbilled receivables, net	7,995	10,689
Funds receivable from payment partners	76,231	113,945
Prepaid expenses and other current assets	16,222	18,227

Total current assets	739,150	815,684
Property and equipment, net	15,588	15,134
Intangible assets, net	103,421	108,178
Goodwill	119,720	121,646
Other assets	20,836	19,089

Total assets	$998,715	$1,079,731

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,385	$12,587
Funds payable to clients	124,111	210,922
Accrued expenses and other current liabilities	37,385	43,315
Deferred revenue	5,619	6,968

Total current liabilities	182,500	273,792
Deferred tax liabilities	14,587	15,391
Other liabilities	4,643	4,431

Total liabilities	201,730	293,614

Commitments and contingencies (Note 16)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of March 31, 2024 and December 31, 2023; and no shares issued and outstanding as or March 31, 2024 and December 31, 2023	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 124,555,591 shares issued and 122,255,050 shares outstanding as of March 31, 2024; 123,010,207 shares issued and 120,695,162 shares outstanding as of December 31, 2023	11	11
Non-voting common stock, $0.0001 par value; 10,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 1,873,320 shares issued and outstanding as of March 31, 2024 and December 31, 2023	1	1
Treasury voting common stock, 2,300,541 and 2,315,045 shares as of March 31, 2024 and December 31, 2023, respectively, held at cost	(742)	(747)
Additional paid-in capital	977,743	959,302
Accumulated other comprehensive income (loss)	(41)	1,320
Accumulated deficit	(179,987)	(173,770)

Total stockholders’ equity	796,985	786,117

Total liabilities and stockholders’ equity	$998,715	$1,079,731

Condensed Consolidated Statement of Cash Flows

(Unaudited) (Amounts in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(6,217)	$(3,683)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,259	3,731
Stock-based compensation expense	14,842	8,603
Amortization of deferred contract costs	242	109
Change in fair value of contingent consideration	(478)	410
Deferred tax provision (benefit)	(643)	(620)
Provision for uncollectible accounts	(16)	83
Non-cash interest expense	92	72
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,457)	(4,324)
Unbilled receivables	2,694	1,247
Funds receivable from payment partners	37,714	34,323
Prepaid expenses, other current assets and other assets	1,863	(828)
Funds payable to clients	(86,810)	(60,343)
Accounts payable, accrued expenses and other current liabilities	(2,489)	2,780
Contingent consideration	—	(467)
Other liabilities	(340)	(413)
Deferred revenue	(1,349)	(1,526)

Net cash provided by operating activities	(38,093)	(20,846)

Cash flows from investing activities:
Capitalization of internally developed software	(1,259)	(1,368)
Purchases of property and equipment	(255)	(481)

Net cash used in investing activities	(1,514)	(1,849)

Cash flows from financing activities:
Payment of debt issuance costs	(783)	—
Contingent consideration paid for acquisitions	—	(1,207)
Proceeds from the issuance of stock under Employee Stock Purchase Plan	1,415	864
Proceeds from exercise of stock options	1,617	2,144

Net cash provided by (used in) financing activities	2,249	1,801

Effect of exchange rates changes on cash and cash equivalents	1,764	(1,202)

Net increase (decrease) in cash, cash equivalents and restricted	(35,594)	(22,096)
Cash, cash equivalents and restricted cash, beginning of year	$654,608	$351,177

Cash, cash equivalents and restricted cash, end of year	$619,014	$329,081

Reconciliation of Non-GAAP Financial measures

(Amounts in millions, except percentages)

	Three Months Ended March 31,
	2024	2023
Revenue	$114.1	$94.4
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(3.6)	(4.9)
Marketing fees	(0.3)	(0.4)

Revenue Less Ancillary Services	$110.2	$89.1

Payment processing services costs	41.7	33.9
Hosting and amortization costs within technology and development	2.0	2.2

Cost of Revenue	$43.7	$36.1

Adjusted to:
Exclude printing and mailing costs	(3.6)	(4.9)
Offset marketing fees against related costs	(0.3)	(0.4)
Exclude depreciation and amortization	(1.5)	(1.6)

Adjusted Cost of Revenue	$38.3	$29.2
Gross Profit	$70.4	$58.3
Gross Margin	61.7%	61.8%

Adjusted Gross Profit	$71.9	$59.9
Adjusted Gross Margin	65.2%	67.2%

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$(6.2)	$(3.7)
Interest expense	0.1	0.1
Interest income	(5.9)	(1.9)
Provision for income taxes	1.6	0.4
Depreciation and amortization	4.5	3.8

EBITDA	(5.9)	(1.3)
Stock-based compensation expense and related taxes	15.1	9.0
Change in fair value of contingent consideration	(0.5)	0.4
(Gain) loss from remeasurement of foreign currency	4.4	(1.5)
Indirect taxes related to intercompany activity	0.1	0.1
Acquisition related employee retention costs	0.0	0.3

Adjusted EBITDA	$13.2	$7.0

	Three Months Ended March 31,
	2024	2023
Revenue	$114.1	$94.4
Ancillary services	(3.9)	(5.3)

Revenue Less Ancillary Services	110.2	89.1

Effects of foreign currency rate fluctuations	(0.2)	—

Revenue Less Ancillary Services at Constant Currency	$110.0	$89.1

	Three Months Ended March 31,
(in millions)	2024	2023
GAAP Technology and development	$16.7	$14.5
(-) Stock-based compensation expense and related taxes	(2.6)	(1.6)
(-) Depreciation and amortization	(1.9)	(1.7)
(-) Acquisition related employee retention costs	—	(0.1)

Non-GAAP Technology and development	$12.2	$11.1

GAAP Selling and marketing	$30.1	$24.4
(-) Stock-based compensation expense and related taxes	(4.1)	(2.6)
(-) Depreciation and amortization	(1.9)	(1.3)
(-) Acquisition related employee retention costs	—	(0.2)

Non-GAAP Selling and marketing	$24.1	$20.3

GAAP General and administrative	$31.6	$28.1
(-) Stock-based compensation expense and related taxes	(8.4)	(4.8)
(-) Depreciation and amortization	(0.7)	(0.7)
(-) Change in fair value of contingent consideration	0.5	(0.4)

Non-GAAP General and administrative	$23.0	$22.2

Guidance

	Three Months Ended June 30, 2024		Year Ended December 31, 2024
	Low	High	Low	High
Revenue	$99.0	$108.0	$491.0	$519.0
Adjusted to exclude gross up for:
Pass through cost for printing and mailing	(2.9)	(3.8)	(10.8)	(18.1)
Marketing fees	(0.1)	(0.2)	(2.2)	(2.9)

Revenue Less Ancillary Services	$96.0	$104.0	$478.0	$498.0

Adjusted EBITDA	$1.0	$4.0	$64.0	$75.0